UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2019

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07

Submission of Matters to a Vote of Security Holders

On October 17, 2019, EPHS Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.

the election of six members to the Board of Directors;

2.

the approval of the Plan of Conversion to change the corporate jurisdiction of the Company from the State;

3.

the ratification of Thayer O’Neal Company, LLC as the Company’s independent registered public accounting firm for 2019;

4.

the approval, on an advisory basis, of the say-on-pay proposal; and

5.

the selection of the frequency of say-on-pay votes.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

	For	Against	Abstain	Broker Non-Votes
1. Election of Directors
Gianfranco Bentivoglio	36,959,030	1,900,090	0	0
Stevan Perry	36,959,030	1,900,090	0	0
Chris Jewitt	38,859,045	75	0	0
Kevin Smith	38,859,030	90	0	0
Calogero Caruso	38,759,030	100,090	0	0
Casey Houweling	38,859,030	90	0	0

	For	Against	Abstain	Broker Non-Votes
2. Plan of Conversion to Change the Corporate Jurisdiction of the Company from the State	38,859,045	45	30	0

	For	Against	Abstain	Broker Non-Votes
3. Ratification of Thayer O’Neil Company, LLC as the Company’s Independent Registered Public Accounting Firm for 2019	39,868,007	154	124	0

	For	Against	Abstain	Broker Non-Votes
4. Approval, on an advisory basis, of the say-on-pay proposal	36,959,030	1,900,075	15	0

	1 Year	2 Years	3 Years	Abstain
5. Frequency of the say-on-pay votes	38,561,957	0	135,030	162,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2019	EPHS HOLDINGS, INC.

	By:	/s/ Stevan Perry
	Name:	Stevan Perry
	Title:	President